UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2017

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31895	84-1018684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 West Laurel Street

Tampa, Florida 33607

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (813) 876-1776

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 10, 2017, Odyssey Marine Exploration, Inc. (“Odyssey”) and Odyssey Marine Enterprises, Ltd., an indirect, wholly owned subsidiary of Odyssey (“OME”), entered into a Note Purchase Agreement (the “Minosa Purchase Agreement”) with Minera del Norte S.A. de C.V. (“Minosa”).

Pursuant to the Minosa Purchase Agreement, Minosa loaned $750,000 to OME and will consider lending up to an additional $2.25 million to OME. The indebtedness is evidenced by a secured convertible promissory note (the “Minosa Note”) and bears interest at a rate equal to 10.0% per annum. Unless otherwise converted as described below, the entire outstanding principal balance under the Minosa Note and all accrued interest and fees are due and payable upon written demand by Minosa; provided, that Minosa agreed not make a demand for payment prior to the earlier of (a) an event of default (as defined in the Minosa Note) or (b) a date, which may be no earlier than December 31, 2017, that is at least 60 days subsequent to written notice that Minosa intends to demand payment. Odyssey unconditionally and irrevocably guaranteed all of OME’s obligations under the Minosa Purchase Agreement and the Minosa Note. Minosa has the right to convert all amounts outstanding under the Minosa Note into shares of Odyssey common stock upon 75 days’ notice to OME or upon a merger, consolidation, third party tender offer, or similar transaction relating to Odyssey at the conversion price of $4.35 per share.

As previously reported, Epsilon Acquisitions LLC, an affiliate of Minosa (“Epsilon”), loaned Odyssey an aggregate of $6.0 million pursuant to an amended and restated convertible promissory Minosa Note, dated as of March 18, 2016, as further amended and restated on October 1, 2016 (the “Epsilon Note”). Since then, Epsilon has (a) assigned $2.0 million of the indebtedness under the Epsilon Note to Minosa and (b) converted $3.0 million of the indebtedness under the Epsilon Note into shares of Odyssey’s common stock. The stated principal amount of the Minosa Note is $5.0 million, which reflects the $2.0 million of indebtedness assigned to Minosa by Epsilon, plus the amount of up to $3.0 million that may be loaned under the Minosa Purchase Agreement.

In connection with the closing of the transactions contemplated by the Minosa Purchase Agreement, Odyssey, OME, and Epsilon entered into a second amended and restated convertible promissory note (the “Second AR Epsilon Note”), which further amends and restates the Epsilon Note. The stated principal amount of the Second AR Epsilon Note is $1.0 million (which reflects the outstanding principal balance remaining after giving effect to Epsilon’s (x) previous assignment of $2.0 million of the indebtedness under the Epsilon Note to Minosa and (y) conversion of $3.0 million of the indebtedness under the Epsilon Note into shares of Odyssey’s common stock). The Second AR Epsilon Note further provides that the outstanding principal balance under the Second AR Epsilon Note and all accrued interest and fees are due and payable upon written demand by Epsilon; provided, that Epsilon agreed not make a demand for payment prior to the earlier of (a) an event of default (as defined in the Second AR Epsilon Note) or (b) a date, which may be no earlier than December 31, 2017, that is at least 60 days subsequent to written notice that Minosa intends to demand payment.

Also in connection with the closing of the transactions contemplated by the Minosa Purchase Agreement, Odyssey, OME, Minosa, and Penelope Mining LLC, an affiliate of Minosa (“Penelope”), executed and delivered a Second Amended and Restated Waiver and Consent and Amendment No. 5 to Promissory Note and Amendment No. 2 to Stock Purchase Agreement (the “Second AR Waiver”). Pursuant to the Second AR Waiver, Minosa and Penelope consented to the transactions contemplated by the Minosa Purchase Agreement and waived any breach of any representation or warranty and violation of any covenant in the Stock Purchase Agreement, dated as of March 11, 2015, as amended April 10, 2015 (the “SPA”), by and among Odyssey, Minosa, and Penelope, arising out of the Company’s execution and delivery of the Minosa Purchase Agreement and the consummation of the transactions contemplated thereby. Pursuant to the Second AR Waiver, Odyssey also waived, and agreed not to exercise its right to terminate the SPA pursuant to Section 8.1(c)(ii) thereto, both (a) until after the earlier of (i) July 1, 2018, (ii) the date that Minosa fails, refuses, or declines to fund (or otherwise does not fund) any subsequent loan under the Minosa Purchase Agreement and (iii) demand is made for repayment of all or any part of the indebtedness outstanding under the Minosa Note, the Second AR Epsilon Note, or the Promissory Note, dated as of March 11, 2015, as amended (the “SPA Note”), in the principal amount of $14.75 million that was issued by OME to Minosa under the SPA, and (b) unless on or prior to such termination, the Notes are paid in full.

The Second AR Waiver (x) further provides that following any conversion of the indebtedness evidenced by the Minosa Note, Penelope may elect to reduce its commitment to purchase preferred stock of Odyssey under the SPA by the amount of indebtedness converted by Minosa and (y) amends the SPA Note to provide that the outstanding principal balance under the SPA Note and all accrued interest and fees are due and payable upon written demand by Minosa; provided, that Minosa agreed not make a demand for payment prior to the earlier of (a) an event of default (as defined in the Minosa Note) or (b) a date, which may be no earlier than December 31, 2017, that is at least 60 days subsequent to written notice that Minosa intends to demand payment.

The obligations under the Minosa Note may be accelerated upon the occurrence of specified events of default including (a) OME’s failure to pay any amount payable under the Minosa Note on the date due and payable; (b) OME’s or Odyssey’s failure to perform or observe any term, covenant, or agreement in the Minosa Note or the related documents, subject to a five-day cure period; (c) the occurrence and expiration of all applicable grace periods, if any, of an event of default or material breach by OME, Odyssey or any of their affiliates under any of the other loan documents; (d) the termination of the SPA; (e) commencement of certain specified dissolution, liquidation, insolvency, bankruptcy, reorganization, or similar cases or actions by or against OME or any of its subsidiaries, in specified circumstances unless dismissed or stayed within 60 days; (f) the entry of a judgment or award against OME or any of its subsidiaries in excess of $100,000; and (g) the occurrence of a change in control (as defined in the Minosa Note).

Pursuant to second amended and restated pledge agreements (the “Second AR Pledge Agreements”) entered into by Odyssey, OME, and Marine Exploration Holdings, LLC (collectively, the “Odyssey Pledgors”) in favor of Minosa, the Odyssey Pledgors pledged and granted security interests to Minosa in (a) the 54 million cuotas (a unit of ownership under Panamanian law) of Oceanica Resources S. de R.L. (“Oceanica”) held by OME, (b) all notes and other receivables from Oceanica and its subsidiary owed to the Odyssey Pledgors, and (c) all of the outstanding equity in OME.

In connection with the execution and delivery of the Minosa Purchase Agreement, Odyssey and Minosa entered into a second amended and restated registration rights agreement (the “Second AR Registration Rights Agreement”) pursuant to which Odyssey agreed to register the offer and sale of the shares (the “Conversion Shares”) of Odyssey common stock issuable upon the conversion of the indebtedness evidenced by the Minosa Note. Subject to specified limitations set forth in the Second AR Registration Rights Agreement, including that Odyssey is eligible to use Form S-3, the holder of the Minosa Note can require Odyssey to register the offer and sale of the Conversion Shares if the aggregate offering price thereof (before any underwriting discounts and commissions) is not less than $3.0 million. In addition, Odyssey agreed to file a registration statement relating to the offer and sale of the Conversion Shares on a continuous basis promptly (but in no event later than 60 days after) after the conversion of the Minosa Note into the Conversion Shares and to thereafter use its reasonable best efforts to have such registration statement declared effective by the Securities and Exchange Commission.

The Minosa Purchase Agreement, the Minosa Note, Second AR Epsilon Note, the Second AR Waiver, the Second AR Pledge Agreements, and the Second AR Registration Rights Agreement include representations and warranties and other covenants, conditions, and other provisions customary for comparable transactions.

The foregoing descriptions of the Minosa Purchase Agreement, the Minosa Note, Second AR Epsilon Note, and the Second AR Waiver are summaries and do not purport to be complete descriptions of all of the terms of such documents and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As required by the Minosa Purchase Agreement, the Company’s board of directors adopted and approved an amendment (the “Bylaws Amendment”) to Odyssey’s second amended and restated bylaws. The amendment provides that the provisions of the Nevada Revised Statutes Sections 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests, shall not apply to any acquisition of a controlling interest in Odyssey by Minera del Norte S.A. de C.V., Epsilon Acquisitions LLC, or any of their respective affiliates. The Bylaws Amendment was effective immediately prior to the execution and delivery of the Minosa Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

3.1	Amendment to Second Amended and Restated Bylaws of Odyssey Marine Exploration, Inc.

10.1	Note Purchase Agreement, dated August 10, 2017, among Minera del Norte S.A. de C.V., Odyssey Marine Enterprises, Ltd., and Odyssey Marine Exploration, Inc.

10.2	Convertible Promissory Minosa Note, dated August 10, 2017, by Odyssey Marine Enterprises, Ltd., in favor of Minera del Norte S.A. de C.V.

10.3	Second Amended and Restated Convertible Promissory Minosa Note, dated August 10, 2017, by Odyssey Marine Enterprises, Ltd., in favor of Epsilon Acquisitions LLC.

10.4	Second Amended and Restated Waiver and Consent and Amendment No. 5 to Promissory Note and Amendment No. 2 to Stock Purchase Agreement, dated August 10, 2017, among Odyssey Marine Exploration, Inc., Odyssey Marine Enterprises, Ltd., Penelope Mining LLC, and Minera del Norte S.A. de C.V.

[Signature on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: August 15, 2017	By:	/s/ Jay A. Nudi
Jay A. Nudi
Chief Financial Officer

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